Exhibit 3

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.”  The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings.  The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated:  October 21, 2016

IFC GIF INVESTMENT COMPANY I

BY THE HAND OF:

/s/ Ruth Horowitz

Name:	Ruth Horowitz

Title:	Director

EXECUTED
for and on behalf of
IFC GLOBAL INFRASTRUCTURE FUND, LP
acting by its general partner
IFC GLOBAL INFRASTRUCTURE FUND (GP) LLC
through its sole member
IFC ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Ruth Horowitz

Name:	Ruth Horowitz

Title:	Chief Operating Officer

IFC GLOBAL INFRASTRUCTURE FUND (GP) LLC
acting through its sole member
IFC ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Ruth Horowitz

Name:	Ruth Horowitz

Title:	Chief Operating Officer

IFC ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Ruth Horowitz

Name:	Ruth Horowitz

Title:	Chief Operating Officer